                                                                    Exhibit 16.1


June 20, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Mediconsult.com, Inc.

Commissioners:

We have read the statements made by Mediconsult.com, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 20, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers
--------------------------
PricewaterhouseCoopers,
Hamilton, Bermuda